SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  May 20, 2002

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)



Delaware                            0-19122                        95-3640931
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(State or Other             (Commission File Number)            (I.R.S. Employer
Jurisdiction of                                                  Identification
Incorporation)                                                      Number)


             80 S.W. Eighth Street, Suite 2160, Miami, Florida 33130
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On Monday, May 20, 2002, Aphton Corporation (the "Company") announced that the interim results from several clinical trials and studies with the Company's anti-gastrin 17 immunogen (G17DT) were presented at the annual meeting of the American Society of Oncology (ASCO) held in Orlando, Florida.

     On Monday, May 20, 2002, investigators from the University of Nottingham, UK, and the Derbshire Royal Infirmary, UK, presented the results from a Phase II study with patients with histologically proven Stage IV gastric cancer who were treated with Aphton's G17DT, but with no chemotherapy administered. Of the 10 evaluable patients, the median survival was 7.1 months, which the investigators said compared to a median survival of 4.8 months in previous studies for such Stage IV gastric cancer patients (a 48% median survival benefit).

     Concurrently, investigators from the University of Nottingham presented results from in vitro and in vivo pancreatic cancer cell line studies, with Aphton's G17DT in combination with gemcitabine. In the in vivo study, with tumor weight as the principal measure, the combined benefit was a reduction of tumor weight of 55%, a statistically significant (p=0.025), 45% benefit over that with gemcitabine alone. The investigators concluded: "Anti-G17DT antibodies provide an additional anti-tumour effect over that which can be achieved by gemcitabine alone in the treatment of pancreatic cancer."

     On Sunday, May 19, 2002, investigators from the UCLA Jonnson Comprehensive Cancer Center in Los Angeles, California and the MD Anderson Cancer Center in Houston, Texas, presented further impressive interim results from a Phase II clinical trial with previously untreated patients diagnosed with metastatic stomach cancer. The patients were treated with Aphton's anti-gastrin immunogen (G17DT) and chemotherapy consisting of cisplatin and 5FU.

     Of the 36 reported and audited evaluable patients (20% more patients than previously reported), 19 had a partial tumor response (tumor shrinkage by 50% or more) for an overall response rate of 53%, the highest yet reported for this combination therapy. Of the balance, 11 patients had stable disease (SD), so that the combined tumor response rate and stable disease was 84%. One patient had a complete response (no detectable residual tumor) and 18 had a partial response. These results compare favorably with the only large, randomized, Phase III trial with cisplatin plus 5 FU/Leucovorin for patients with advanced gastric cancer, which reported a tumor response rate of 20%. Aphton's anti-gastrin targeted immunotherapy adds a biological dimension to the treatment of gastrointestinal cancers.

     On Friday, May 17, 2002, a special symposium was held by Aventis (AVE), a major pharmaceutical company and Aphton's strategic partner for treating cancers with Aphton's G17DT. Jaffer Ajani, MD, of the MD Anderson Cancer Center in Houston, Texas and a leading authority worldwide on gastrointestinal (GI) cancers, described the molecular and biological, central role of gastrin and gastrin receptors in the development, growth, proliferation and metastasis of adenocarcinomas of the GI tract. Noting that there is no approved therapy currently available and that chemotherapy is considered only palliative, Dr. Ajani discussed the inhibition of the growth and spread of these cancers, in vitro, in vivo, and presented the above described audited interim results of the clinical trial with patients with metastatic stomach cancer who were treated with Aphton's G17DT and chemotherapy consisting of cisplatin and 5FU.

     It is estimated that there are approximately 570,000 patients with gastric cancer in the US, Europe and Japan alone. The prognosis for the overwhelming majority of these patients is very poor. Patients diagnosed with metastatic disease have five-year survival rates of only about three percent. Surgery and chemotherapy are the primary treatment options currently, but have shown only very limited benefit. Aphton believes that its anti-gastrin approach has the potential to extend life without adding toxicity to the therapeutic regimen.

     Aphton is conducting one Phase III and three Phase II clinical trials. Aphton's anti-gastrin targeted therapy induces antibodies in patients that bind to both gastrin 17 and gly-gastrin and remove them from circulation before they can bind to the cancer cell and initiate cell growth. (Aphton believes this is the optimum method for achieving "growth factor inhibition.") Gastrin 17 and gly-gastrin are believed to be central growth factors, or the initiating signals, for cell growth, cell proliferation and metastasis (spread) in gastric, i.e. stomach, pancreatic, esophageal, colorectal and other gastrointestinal (GI) system cancers. This signaling program is accomplished by gastrin binding to the large numbers of gastrin receptors which appear, de novo, in the great majority of cases, on tumor cell surfaces throughout the gastrointestinal system. Interrupting this process by immunizing the patient with Aphton's anti-gastrin immunogen is a precisely "targeted" immunotherapy. This specificity of targeting only cancer cells occurs because gastrin is not normally secreted and gastrin receptors are not normally found on "healthy" cells in the GI system, unless they are malignant, or on the path to malignancy (except for cells involved with normal acid secretion). Recent findings have shown that inhibiting gastrin not only inhibits cell growth, proliferation and metastasis directly, but also "unblocks" a central pathway leading to cell-suicide (apoptosis). This tilts the balance, from cell growth, to cell suicide. This effect is amplified synergistically when Aphton's drug is given together with a chemotherapeutic. Gastrin also stimulates the secretion and expression of other important growth factors and receptors within and on the surfaces of the cancer cells involved in tumor growth. Hence, inhibiting gastrin inhibits all of the foregoing factors contributing to tumor growth and spread, while simultaneously opening a central pathway to cell suicide. Aphton's anti-gastrin targeted immunotherapy adds a biological dimension to the treatment of gastrointestinal cancers.

     The Company is a biopharmaceutical company in one Phase III and three Phase II clinical trials developing products using its innovative vaccine-like technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases; and for the prevention of pregnancy. The Company has several strategic alliances including strategic alliances with Aventis Pasteur (NYSE:AVE) and GlaxoSmithKline (NYSE:GSK).

ITEM 7.  EXHIBITS.

     (c) Exhibits.

          99.1 Text of Press Release of the Company dated May 20, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         APHTON CORPORATION
                                           (Registrant)

                                         By: /s/   Frederick W. Jacobs
                                            ------------------------------------
                                            Name:   Frederick W. Jacobs
                                            Title:  Vice President, Treasurer
                                                    and Chief Accounting Officer

Dated: May 20, 2002